UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   August 11, 2004

Pitney Bowes Inc.

Delaware	1-3579	06-0495050
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

World Headquarters
1 Elmcroft Road, Stamford, Connecticut 06926-0700
Telephone number: (203) 356-5000

ITEM 5. OTHER EVENTS

On August 11, 2004, Pitney Bowes Inc.  (the “Company”) agreed to sell $350,000,000 principal amount of 4.875% Global Medium-Term Notes, due August 15, 2014 (the “Notes”), pursuant to a Distribution Agreement by and among the Company, J.P. Morgan Securities Inc., ABN AMRO Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated.  The Notes are being issued pursuant an Indenture, dated as of February 15, 2002, as supplemented by Supplemental Indenture No. 1, dated as of April 18, 2003 (the "Supplemental Indenture"), between the Company and SunTrust Bank, as Trustee.  The Notes have been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 (Registration No. 333-72304).  The Distribution Agreement and the Supplemental Indenture are filed as an exhibits to this report and are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

C.                                     Exhibits

The following materials are attached as an exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

1.1

Distribution Agreement by and among Pitney Bowes Inc., J.P. Morgan Securities Inc., ABN AMRO Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated.

4.1	Supplemental Indenture No. 1, dated as of April 18, 2003, between the Company and SunTrust Bank, as trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 18, 2004	PITNEY BOWES INC.

	By:	/s/ B. P. Nolop
B. P. Nolop
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

	By:	/s/ J.R. Catapano
J.R. Catapano
Controller (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

1.1

Distribution Agreement by and among Pitney Bowes Inc., J.P. Morgan Securities Inc., ABN AMRO Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated.

4.1	Supplemental Indenture No. 1, dated as of April 18, 2003, between the Company and SunTrust Bank, as trustee.